CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Allou Health & Beauty Care, Inc.
Brentwood, New York

               We hereby consent to the incorporation by reference in Registration Statements on Form S-8, Registration Numbers 33-65020 and 33-65022, both as filed with the Securities and Exchange Commission on June 25, 1993, and Registration Number 333-22545, as filed with the Securities and Exchange Commission on February 28, 1997, and to the inclusion in the Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996 of our report dated June 17, 1997 related to the consolidated financial statements and schedules of Allou Health & Beauty Care, Inc. and subsidiaries.



                                               /s/ Mayer Rispler & Company, P.C.

                                               Mayer Rispler & Company, P.C.
                                               Certified Public Accountants

June 30, 1997
New York, New York